UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2008

Landec Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-27446	94-3025618
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3603 Haven Ave. Suite E, Menlo Park, California		94025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-306-1650

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 4.01 Changes in Registrant's Certifying Accountant.

(a)– Dismissal of Previous Independent Registered Public Accounting Firm

i. On June 5, 2008, the Audit Committee of the Board of Directors (the "Committee") of Landec Corporation (the "Company") dismissed McGladrey & Pullen, LLP ("McGladrey") as the Company’s independent registered public accounting firm.

ii. McGladrey was engaged to be the Company’s independent registered public accounting firm on January 2, 2008 and has not issued a report for any fiscal year.

iii. McGladrey has stated that during the period of its engagement from January 2, 2008 to June 5, 2008: (a) there were disagreements between it and the Company on certain matters of accounting principles or practices and financial statement disclosure, which, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to such matter in its report (the "Disagreements"), and (b) information had come to McGladrey's attention that if further investigated may have materially impacted the fairness of the Company's fiscal year 2007 and 2008 financial statements, which would be a reportable event, as that term is defined in Item 304(a)(1)(v)(C) and (D) of Regulation S-K (the "Reportable Events" and together with the Disagreements, the "Accounting Issues").

iv. The Committee has discussed each of the Accounting Issues below with McGladrey.

v. In addition, the Company has authorized McGladrey to respond fully to the inquiries of Landec's successor accountant concerning the subject matter of each Accounting Issue.

vi. The specific accounting questions raised by McGladrey relate to technical interpretations of accounting pronouncements regarding:

a. Whether the Company properly recorded the gain on the sale of Fielder’s Choice Direct to Monsanto Company ("Monsanto") and the revenue recognition from the Intellicoat licensing portion of the agreement governing that transaction.

b. Whether the repurchase of the Apio, Inc. ("Apio") and Landec Ag, Inc. ("Landec Ag") subsidiary options should have been accounted for as a purchase of minority interest which would have resulted in the Company recording the amount of the repurchase as an asset instead of as a reduction to equity as recorded by the Company in accordance with SFAS 123(R).

c. Whether the Company is the primary beneficiary of Landec Ag which is the key determinant as to whether Landec Ag should be deconsolidated or not.

d. Whether the specifics of certain deferred tax assets and liabilities and the corresponding valuation allowance should have been detailed in the Company's footnotes to its financial statements for the fiscal year ended May 27, 2007.

vii. The Company is in the process of preparing written submissions regarding the Accounting Issues for submission to the Office of the Chief Accountant of the Securities and Exchange Commission (the "SEC") in order to obtain resolution of those issues.

viii. The Company has requested McGladrey to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter will be provided as Exhibit 16.2 to an amendment to this Form 8-K when received.

(b) - Engagement of New Independent Registered Public Accounting Firm

i. On June 5, 2008, the Committee appointed Ernst & Young LLP ("E&Y") as its new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending May 25, 2008. E&Y audited the Company’s financial statements for each of the two fiscal years in the period ended May 27, 2007 and reviewed the Company’s financial statements for the first two fiscal quarters of 2008 and in the subsequent interim period through January 2, 2008.

ii. Given that E&Y was the Company's independent registered public accounting firm at the time the Company had to account for the transactions which are the subject of the Accounting Issues, the Company did, at McGladrey's request, consult with E&Y on such matters. E&Y's views and the Company's views on the Accounting Issues are that the Company's financial statements, as previously filed with the SEC, reflect appropriate and acceptable accounting treatment of such transactions.

iii. The Company has requested E&Y to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated June 11, 2008, is filed as Exhibit 16.1 to this Form 8-K.

Item 8.01 Other Events.

The Accounting Issues are the same issues which were discussed in the press release attached to the Form 8-K that the Company filed with the SEC on April 2, 2008. As previously reported, the Company had delayed the release of its third fiscal quarter 2008 results and the filing of its Form 10-Q for the same period in order to allow the Company’s then newly appointed independent registered public accounting firm, McGladrey, adequate time to complete its review of the Company’s third quarter financial statements. McGladrey completed its review of the Company’s third quarter financial statements without any changes and based on that review, the Company, on April 9, 2008, filed its Form 10-Q for the period ended February 24, 2008. At that time, McGladrey and the Company's management were continuing to review the accounting issues raised by McGladrey. The Company's management expects that there should be no impact to the Company's cash position or the timing of cash receipts and disbursements previously reported.

As previously reported, the Company had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures in connection with E&Y’s audit of the Company’s financial statements for each of the two fiscal years in the period ended May 27, 2007 and in its review of the Company’s financial statements for the quarters ended August 26, 2007 and November 25, 2007.

The Committee decided to dismiss McGladrey and appoint E&Y as the Company’s new independent registered public accounting firm, primarily based on the following:

i. The Company’s belief that this change, particularly given E&Y’s prior experience as the Company’s independent registered public accounting firm, will allow for the most cost-effective and timely completion of the audit of the Company’s financial statements for the fiscal year ended May 25, 2008 and the timely submission of future SEC filings.

ii. At a meeting of the Committee held on April 9, 2008, McGladrey indicated to the Company that should the Accounting Issues be resolved in a manner which shows that McGladrey's interpretation of the relevant accounting issues was more appropriate, McGladrey would seek to have the Company pay McGladrey for fees and expenses of McGladrey related to its evaluation of such issues, which fees and expenses were not contemplated by the engagement letter between McGladrey and the Company or pre-approved by the Committee. The Committee noted, and reported to the Company's Board of Directors, that it believes that this position represents a significant conflict of interest in that McGladrey had and continues to have a financial incentive to take a position adverse to the Company with respect to the Accounting Issues.

iii. The Committee retained an expert consultant to assist with the issues arising from McGladrey's review of the Company's financial statements. This expert found that the accounting positions taken by the Company and approved by E&Y are reasonable and consistent with good accounting practices. The expert also found that the Accounting Issues relate to matters of interpretation and that it seems inappropriate and unnecessary for McGladrey to have taken the position that it did, given that the Company's position and E&Y's position were defensible and consistent with generally accepted accounting principles.

iv. The level of service provided by McGladrey and their overall conduct toward the Company has not been satisfactory. The Committee believed that its decision to replace McGladrey was in the best interests of the Company, given the instances in which the Company was surprised by McGladrey and McGladrey's repeated failure to communicate effectively or in a timely manner with the Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is furnished as part of this report:

Ex.No. - Description

Ex-16.1 - Letter from Ernst & Young LLP to the Securities and
Exchange Commission, dated June 11, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landec Corporation

June 11, 2008	By:	/s/Gregory S. Skinner

Name: Gregory S. Skinner
Title: Vice President of Finance and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated June 11, 2008.